EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 57 to the Registration Statement of Eaton Vance Municipals Trust II (1933 Act File No. 033-71320) of my opinion dated April 30, 2015, which was filed as Exhibit (i) to Post-Effective Amendment No. 47.

/s/ Timothy P. Walsh
Timothy P. Walsh, Esq.

May 29, 2019

Boston, Massachusetts